EAGLE BANCORP

1400 Prospect Avenue

Helena, Montana  59601

(406) 442-3080

September 21, 2009

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Eagle Bancorp, the stock holding company for American Federal Savings Bank (the “Bank”).  The Annual Meeting is scheduled to be held on Thursday, October 22, 2009, at 11:00 a.m., Mountain time at the main office of the Bank, located at 1400 Prospect Avenue, Helena, Montana.

The attached Notice of Annual Meeting and Proxy Statement describe the proposals to be voted on at the Annual Meeting.  The Board of Directors of Eagle Bancorp (“Board”) has determined that approval of the proposals is in the best interests of Eagle Bancorp and its stockholders.  Therefore, the Board unanimously recommends that you vote in favor of all proposals and in favor of the Board’s nominees for director.  Members of the Board and officers of Eagle Bancorp and Eagle Bancorp’s independent auditors will be present at the Annual Meeting to respond to any questions that you may have regarding the agenda for the Annual Meeting and any adjournment thereof.

Please sign and return the enclosed proxy card promptly.  Your cooperation is appreciated since a majority of the common stock outstanding must be represented either in person or by proxy to constitute a quorum for the conduct of business at the annual meeting.

On behalf of the Board of Directors and all of the employees of Eagle Bancorp, I wish to thank you for all your support and interest.  We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Peter J. Johnson
President and CEO

EAGLE BANCORP

1400 Prospect Avenue

Helena, MT  59601

(406) 442-3080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 22, 2009

TO THE SHAREHOLDERS OF EAGLE BANCORP:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Eagle Bancorp (“Eagle”) will be held at the home office of American Federal Savings Bank located at 1400 Prospect Avenue, Helena, Montana on Thursday, October 22, 2009, at 11:00 a.m. Mountain time, for the following purposes, as more completely set forth in the accompanying Proxy Statement:

I.

To elect to three- year terms, the two directors of Eagle named in the accompanying proxy statement.

II.

To ratify the appointment by Eagle’s Board of Directors of the firm of Davis, Kinard & Co, P.C. as independent public accountants for Eagle for the fiscal year ending June 30, 2010.

III.

To transact such other business as may properly come before the meeting.  Except with respect to procedural matters incident to the conduct of the meeting, management of Eagle is not aware of any matters other than those set forth above which may properly come before the meeting.

The Board of Directors of Eagle has fixed the close of business on Tuesday, September 8, 2009, as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.  Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Peter J. Johnson
President and CEO

September 21, 2009

Helena, Montana

YOUR VOTE IS IMPORTANT.  YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.  IF YOU ATTEND THE ANNUAL MEETING YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.  ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.  PROXIES MUST BE RECEIVED PRIOR TO THE COMMENCEMENT OF THE MEETING.  IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 22, 2009:  OUR PROXY STATEMENT AND ACCOMPANYING ANNUAL REPORT ARE AVAILABLE AT WWW.AMERICANFEDERALSAVINGSBANK.COM.

EAGLE BANCORP

______________________

PROXY STATEMENT

______________________

ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 22, 2009

This Proxy Statement is being furnished to the holders of the common stock (“Common Stock”), of Eagle Bancorp (“Eagle”), in connection with the solicitation of proxies by the Board of Directors of Eagle (“Board”) for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held on Thursday, October 22, 2009, at the home office of American Federal Savings Bank located at 1400 Prospect Avenue, Helena, Montana at 11:00 a.m., Mountain time, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.  This Proxy Statement is first being mailed to stockholders on or about September 21, 2009.

This Proxy Statement and proxy card are being sent to holders of the Common Stock on or about September 21, 2009.  A copy of Eagle’s Annual Report on Form 10-K for the year ended June 30, 2009, which includes our audited financial statements, also accompanies this Proxy Statement.

MATTERS TO BE CONSIDERED AND ACTED UPON AT THE ANNUAL MEETING

Each proxy solicited hereby, if properly signed and returned to Eagle and not revoked prior to its use, will be voted in accordance with the instructions indicated on the proxies.  If no contrary instructions are given, each signed proxy received will be voted in favor of the election of the nominees of the Board of Directors, James A. Maierle and Thomas J. McCarvel, in favor of the ratification of Davis, Kinard  & Co., P.C. (“Davis Kinard”) and in the discretion of the proxy holder, as to any other matter which may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.  Only proxies that are returned can be counted and voted at the Annual Meeting.

SOLICITATION OF PROXIES

All costs of the solicitation of proxies will be borne by Eagle.  In addition, directors, officers and other employees of Eagle or American Federal Savings Bank (the “Bank” or “American Federal”) may solicit proxies personally, or by mail or telephone or other means and will not receive any special compensation for their services.  Eagle will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock.

REVOCATION OF PROXIES

A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of Eagle, (ii) properly submitting to Eagle a duly-executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person.  All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Eagle Bancorp, P.O. Box 4999, Helena, Montana  59604, Attention:  Charles Berger.  Proxies solicited hereby may be exercised only at the Annual Meeting and will not be used for any other meeting.

VOTING SECURITIES

The securities that may be voted at the Annual Meeting consists of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting.  Only holders of record of Common Stock at the close of business on September 8, 2009 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting.  On the Record Date there were 1,075,312 shares of Common Stock issued and outstanding and 648,493 shares of Common Stock, or 60.31% of the issued and outstanding Common Stock, are held by Eagle Financial MHC, Eagle’s mutual holding company.  Eagle has no other class of securities outstanding at this time.

The presence in person or by proxy of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.  With respect to any matter, any shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter (“Broker Non-Votes”) will be considered present for the purposes of determining whether a quorum is present.  In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting shall be adjourned in order to permit further solicitation of proxies.

VOTING PROCEDURES

Once a quorum has been established, the affirmative vote of a majority of the outstanding shares of Common Stock present or represented by proxy at the Annual Meeting is required to approve the proposals described in this Proxy Statement, except as described below.  Additionally, directors can be elected by a plurality of stockholders.  Stockholders are not permitted to cumulate their votes for the election of directors or any other purpose.  Votes may be cast for or withheld from each nominee for election as directors.  Votes that are withheld and broker non-votes will have no effect on the outcome of the election for directors because directors will be elected by a plurality of votes cast.

With respect to the other proposals to be voted upon at the Annual Meeting, stockholders may vote for or against a proposal and may abstain from voting.  Ratification of Davis Kinard as independent auditors for the fiscal year ending June 30, 2010, will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote.  Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Eagle’s Annual Report to Stockholders, which includes its annual report on Form 10-K for its fiscal year ended June 30, 2009, is mailed herewith to stockholders.  Eagle has filed its annual report with the Securities and Exchange Commission (the “SEC”).  Stockholders may obtain, free of charge, an additional copy of the annual report on Form 10-K by requesting it from Charles Berger in writing at Eagle Bancorp, P.O. Box 4999, Helena, Montana  59604, or by calling him at (406) 442-3080.

Executed, unmarked proxies will be voted FOR all proposals.  Except for procedural matters incidental to conduct of the Annual Meeting, Eagle knows of no other matters expected to come before the meeting.

Proxies solicited hereby are to be returned to Eagle’s transfer agent, Registrar & Transfer Company.  The Board of Directors has designated Charles Berger, corporate secretary, to act as Inspector of Election and tabulate votes at the Annual Meeting.  After the final adjournment of the Annual Meeting, the proxies will be returned to Eagle.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information as of June 30, 2009, except as specifically noted, with respect to ownership of Eagle’s Common Stock by:  (i) Eagle Financial MHC, Eagle’s mutual holding company; (ii) the American Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”); (iii) the executive officers and directors of Eagle; and (iv) all the directors and executive officers of Eagle as a group.  Except for those listed below, Eagle has no knowledge of any other person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who owns beneficially more than 5% of the Common Stock.

		Common Stock Beneficially Owned(1)
Name	Title or Address(9)	Number(2)	Percent

Eagle Financial MHC	1400 Prospect Avenue Helena, MT 59601	648,493	60.31%

Jeffrey S. Halis	500 Park Avenue, Fifth Floor New York, NY 10022	88,100	8.19%

American Federal Savings Bank Employee Stock Ownership Plan	1400 Prospect Avenue Helena, MT 59601	4,606	*

Larry A. Dreyer	Chairman of the Board	15,362(5)(6)	1.61%

Don O. Campbell	Vice Chairman of the Board	7,400(7)	*

Rick F. Hays	Director	500	*

Peter J. Johnson	Director, President and Chief Executive Officer	14,059(3)(5)	1.29%

Lynn E. Dickey	Director	330	*

James A. Maierle	Director	14,900(4)	1.38%

Thomas J. McCarvel	Director	8,375	*

Robert M. Evans	Senior Vice President/Chief Information Officer	2,343(5)	*

Michael C. Mundt	Senior Vice President/Lending	8,348(3)(5)	*
Clinton J. Morrison	Senior Vice President/Chief Financial Officer	1,113(3)(5)	*
Rachel R. Amdahl	Senior Vice President/Operations	1,375(3)(5)	*

Directors and Executive Officers as a group (11 persons)	N/A	74,105	6.05%

____________________

*	Represents less than 1% of outstanding shares.
(1)	Except as otherwise noted, all beneficial ownership by directors and executive officers is direct and each director or executive officer exercises sole voting and investment power over the shares.
(2)	Reflects information provided by these persons, filings made by these persons with the Securities and Exchange Commission, and other information known to Eagle.

(footnotes continued on next page)

(footnotes continued from previous page)

(3)	Includes Common Stock held by each Executive Officer in the Bank’s Non-Contributory Profit Sharing Plan.
(4)	Includes 5,000 shares held by Rosmar, Inc. for which Mr. Maierle, as President of Rosmar, Inc., has shared voting and investment power.
(5)	Includes Common Stock held in the Bank’s ESOP.
(6)	Includes 400 shares held by wife for which Mr. Dreyer disclaims beneficial ownership.
(7)	Includes 1,150 shares held by revocable trust in wife’s name. Mr. Campbell retains voting control.
(8)	Unless otherwise indicated, the address for each director and officer of the Company is c/o Eagle Bancorp, 1400 Prospect Avenue, Helena, MT 59601.

_______________

PROPOSAL I - ELECTION OF DIRECTORS

Eagle’s Bylaws provide that the Board of Directors be composed of seven members, whose terms are divided into three approximately equal classes.  The members of each class are elected for a term of three years.  One class is elected annually.

Two directors will be elected at the Annual Meeting.  The Board of Directors has nominated current directors James A. Maierle and Thomas J. McCarvel for re-election.  If elected, Messrs. Maierle and McCarvel will each serve as a director for a three year term expiring at the Annual Meeting to be held in 2012.

The Board‘s Nominating Committee determines nominees for election as directors.  The Bylaws also allow stockholders to submit nominations in writing directly to the Corporate Secretary (see “Stockholder Proposals and Nominations”).  No stockholder nominations have been received by Eagle as of the date of this Proxy Statement.  There are no arrangements known to management between the persons named and any other person pursuant to which such nominees were selected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR UNDER THIS PROPOSAL I.

The persons named in the enclosed proxy intend to vote for the election of the named nominees, unless the proxy is marked by the stockholder to the contrary.  Eagle Financial MHC, which owns a majority of Eagle’s common stock, also intends to vote its shares in favor of the named nominee.  If any nominee is unable to serve, all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend.  The Board of Directors knows of no reason why any nominee might be unable to serve.

The following table sets forth certain information as of June 30, 2009, with respect to each nominee, and each director continuing in office.

Name	Age	Director Since(1)	New or Current Term to Expire(2)

BOARD NOMINEES
James A. Maierle Mr. Maierle has served since January 2006 as Chairman of the Board of Morrison-Maierle, Inc., a civil engineering corporation, headquartered in Helena. He was President of Morrison-Maierle, Inc. from October 1997 to January 2006.	62	1997	2012
Thomas J. McCarvel Mr. McCarvel has served as a Vice President of Carroll College in Helena since December 1991. From 1988 to 1991 he was the Chief Operating Officer of Anderson ZurMuehlen & Co., P.C., a public accounting firm in Helena, which served as the Company’s independent auditor prior to fiscal year 2006.	60	1998	2012

DIRECTORS CONTINUING IN OFFICE

Peter J. Johnson Mr. Johnson has served as President of the Bank and Eagle since July 2007 and CEO since November 2007. Prior to being named President, he had served as the Company’s Executive Vice President and Chief Financial Officer. He joined the Bank in 1981. He currently serves on the Montana Independent Bankers Association (“MIB”) board of directors. He is a past chairman of both the Helena Area Chamber of Commerce and the Diocese of Helena Finance Council. He is also a member of the Rotary Club of Helena, and serves on the board of trustees of St. Peter’s Hospital.	51	2007	2010

Rick F. Hays Mr. Hays retired from Qwest Communications in November 2006, where he was the Montana President for Qwest operations, a position he held since 1996. He worked in the telecommunications industry for over 32 years. He has served on the boards of numerous civic, educational and charitable organizations.	56	2007	2010

Name	Age	Director Since(1)	New or Current Term to Expire(2)

Larry A. Dreyer Mr. Dreyer is the Chairman of Eagle. He was previously the President and Chief Executive Officer of American Federal until 2007. He joined American Federal Savings Bank in 1973. He is a member and past president of the Downtown Kiwanis Club and past chairman of both the St. Peter’s Hospital Foundation and Diocese of Helena Finance Council.	63	1990	2011

Lynn E. Dickey Mr. Dickey is retired from Galusha, Higgins and Galusha P.C., a public accounting firm in Helena. He worked for Galusha for 36 years and was active in the state CPA society. He has served on the boards of numerous civic and charitable organizations.	62	2005	2011
Don O. Campbell Mr. Campbell is a retired certified public accountant and previously served as Vice President and Controller of Capri, Inc., an investment management company located in Helena.	74	1994	2010

____________________

(1)	Includes prior service on the Board of Directors of American Federal Savings Bank.
(2)	All terms expire on the date of the Annual Meeting.

_______________

Report of the Audit Committee

The Audit Committee consists of three non-employee directors and met nine times during the fiscal year ended June 30, 2009.  The Audit Committee chairmanship is held by Mr. Dickey.  The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of Eagle’s financial reporting process.  Messrs. Campbell and Hays also serve on the Audit Committee.  Each member is “independent”, in accordance with the requirements for companies quoted on NASDAQ.  The Board of Directors has determined that Mr. Dickey meets the requirements of “audit committee financial expert”, as defined by the SEC.  The Board believes that the other members of the Audit Committee are qualified to serve based on their experience and background.

The Audit Committee has adopted a written charter which is available on Eagle’s website at www.americanfederalsavingsbank.com.  The charter describes the Committee’s principal duties and responsibilities including, but not limited to:

•

Oversight and review of the annual financial reporting process and adequacy and integrity of Eagle’s financial information (including corporate accounting, financial reporting practices, and the quality of the financial reports of Eagle);

•

Oversight and review of the legal and regulatory requirements of Eagle;

•

Oversight and review of the independent auditors qualifications and independence;

•

Oversight and review of the performance of Eagle’s internal audit function and the independent accountants and other mandated Audit Committee duties;

•

Oversight and review of the system of internal controls and safeguards;

•

Review with the independent auditor, the internal auditor and management the adequacy of Eagle’s internal controls and any material weaknesses, any findings or recommendations from the independent auditor, all critical accounting policies and all other materials matters relating to the audit procedures;

•

Review of related party transactions, legal and regulatory matters material to the financial statements and the compliance programs of Eagle;

•

Maintenance of an open avenue of communication between the Board of Directors, senior management, internal auditors, and Eagle’s independent auditors and to permit auditors and internal auditors to meet with the Audit Committee without the presence of management; and

•

Oversight, review and approval of audit, audit-related, tax, and all other fees.

The Audit Committee is independent in accordance with the applicable rules of the NASDAQ.  The Audit Committee Charter is reviewed annually.  In addition, the Audit Committee has taken the following actions:

•

Reviewed and discussed Eagle’s audited financial statements for the 2009 fiscal year with the management of Eagle.

•

Discussed with Eagle’s independent auditors the matters required to be discussed under SAS 61, as may be modified or supplemented (Codification of Statements on Auditing Standards).

•

Received written disclosures and the letter from its independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions With Audit Committees”), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Eagle’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, to be filed with the SEC.

Members of the Audit Committee
Lynn E. Dickey, Chairman
Don O. Campbell
Rick F. Hays

Audit, Audit-Related Fees, Tax Fees, All Other Fees and Auditor Independence

For the year ended June 30, 2009, Eagle paid its independent auditors Davis, Kinard & Co., P.C., (“Davis Kinard”), approximately $32,900 for audit fees, $10,800 for audit-related fees (primarily quarterly reviews), and accrued $7,300 for tax fees.  For the year ended June 30, 2008 Eagle paid Davis Kinard $34,500 for audit fees, $10,200 for audit-related fees (primarily quarterly reviews), and $7,000 for tax fees.  The Audit Committee has concluded that the providing of non-audit services did not adversely impact the independence of Davis Kinard.  The Audit Committee is not authorized to approve any non-audit service engagement where the provision of such service by the independent accountants is prohibited by applicable law, the regulations of the SEC or the Listing Standards.  Pre-approval is not required if (a) the aggregate amount of all such non-audit services provided to Eagle constitutes not more than five percent o f the total amount of revenues paid by Eagle to its independent auditors during the fiscal year in which the non-audit services are provided; (b) such services were not recognized by Eagle at the time of the engagement to be non-audit services; and (c) the non-audit services are promptly brought to the attention of the

Audit Committee and approved by them, or by one or more of the members of the Committee to whom authority to grant such approval has been delegated, prior to completion of the audit.  For the years ended June 30, 2009 and June 30, 2008, the Audit Committee has pre-approved all fees paid to Davis Kinard.

Board Meetings and Committees

The business of Eagle’s and the Bank’s Board of Directors is conducted through regular monthly meetings and additional meetings may be scheduled as circumstances warrant.  During the fiscal year ended June 30, 2009, the Board of Eagle met ten times and the Board of the Bank met thirteen times.  All Directors who served as directors during the fiscal year ended June 30, 2009, attended at least 75% of Board meetings.  All committee members attended at least 75% of the meetings of their respective committees.  A majority of the Board of Directors is comprised of independent directors, in accordance with the requirements of NASDAQ.  The Board of Directors has determined that Messrs. Campbell, Maierle, McCarvel, Dickey and Hays are independent.  Certain of the standing committees are discussed below.  Eagle has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

Compensation Committee.  The Company maintains a standing Compensation Committee, currently comprised of Messrs. Campbell, McCarvel and Maierle.  Each member of the committee is independent in accordance with the listing standards of NASDAQ.  The Compensation Committee reviews all compensation components for the Company’s executive officers, including salary, bonus, and deferred compensation plans.  In setting appropriate compensation for the executive officers, the Committee considers the performance of the Company, the level of salary, bonus and stock options and other benefits provided to executive officers of comparable companies, and the level of compensation paid in recent years.  In its oversight of compensation programs, prior to making recommendations to the full Board, the Committee reviews recommendations from the CEO.  Decisions by the Compensation Committee are approved by the full Board of Directors.  The Compensation Committee met twice during fiscal 2009.  The Committee adopted a written charter in fiscal year 2009.  A current copy of the Committee’s charter is available on Eagle’s website at www.americanfederalsavingsbank.com.  The Committee did not consult with outside compensation consultants during the past fiscal year.  In previous years the Committee has received reports from Clark Consulting regarding the Company’s salary continuation agreements.

The Nominating Committee.  Messrs. Campbell, Dickey and Hays served on the Nominating Committee in fiscal 2009.  Each member is “independent” in accordance with the requirements for companies quoted on NASDAQ.  A current copy of the Committee’s charter is available on Eagle’s website at www.americanfederalsavingsbank.com.

The Nominating Committee met three times in fiscal year 2009, and on August 20, 2009 nominated directors for election at the Annual Meeting.  Only those nominations made by the Nominating Committee or properly presented by shareholders will be voted upon at the Annual Meeting.  In its deliberations for selecting candidates for nominees as director, the Nominating Committee considers the candidate’s knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of Eagle’s market area.  Any nominee for director made by the Nominating Committee must be highly qualified with regard to some or all these attributes.  In searching for qualified director candidates to fill vacancies on the Board, the Nominating Committee solicits its current Board of Directors for names of potentially qualified candidates.  Additionall y, the Nominating Committee may request that members of the Board pursue their own business contacts for the names of potentially qualified candidates.  The Nominating Committee would then consider the potential pool of director candidates, select the candidate the Nominating Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history, potential conflict of interest or regulatory issue that would cause the candidate not to be qualified to serve as a director of Eagle.  The Nominating Committee will consider director candidates recommended by Eagle’s stockholders.  If a stockholder submits a proposed nominee, the Nominating Committee would consider the proposed nominee, along with other proposed nominees recommended by members of Eagle’s Board of Directors, in the same manner in which the Nominating Committee would evaluate its nominees for director.  For a d escription of the proper procedure for stockholder nominations, see “Stockholder Proposals and Nominations” in this Proxy Statement.

The Investment Committee.  The Investment Committee consists of Directors Dreyer, Johnson and Maierle, as well as executive officers Morrison and Mundt.  The Investment Committee meets at least quarterly in order to review investment performance and strategy.  The Investment Committee met five times during the year ended June 30, 2009.

The Asset Liability Management Committee.  The Asset Liability Management Committee (“ALCO”) consists of Director Johnson, executive officers Evans, Amdahl, Morrison and Mundt, along with other bank officers.  It meets at least quarterly to review American Federal’s policies concerning interest rate risk and loan and deposit rates.  It met five times during the year ended June 30, 2009.  A management ALCO team meets on an as-needed basis to review new product offerings and other current topics.

Board Policies Regarding Communications with the Board of Directors and Attendance at Annual Meetings

The Board of Directors maintains a process for stockholders to communicate with the Board.  Stockholders wishing to communicate with the Board of Directors should send any communications to Charles Berger, Secretary, Eagle Bancorp, P.O. Box 4999, Helena, Montana 59604.  Any communication must state the number of shares beneficially owned by the stockholder making the communication.  The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has authority to discard the communication or take appropriate legal action.  Eagle does not have a policy regarding Board member attendance at annual meetings of stockholders but expects all Board members to attend such meetings.  Last year, all seven members of the Board atten ded the annual meeting.

Code of Ethics

In 1992 the Board of Directors of the Bank first adopted a Code of Ethics and Conflict of Interest Policy.  It is reviewed and approved annually and modified as necessary.  The most recent approval was on August 20, 2009.  The Code of Ethics and Conflict of Interest Policy is applicable to each of Eagle’s directors, officers and employees, including the principal executive officer, principal financial officer and principal accounting officer, and requires individuals to maintain the highest standards of professional conduct.  A copy of the Code of Ethics and Conflict of Interest Policy is available on Eagle’s website at www.americanfederalsavingsbank.com.  Persons may also receive a copy of the Code of Ethics and Conflict of Interest Policy free of charge by requesting it in writing from Peter J. Johnson at Eagle Bancorp, P.O. Box 4999, Helena, Montana 59604, or by calling him at (406) 442-3080.

Directors’ Compensation

During fiscal 2009, each director, except for the Chairman of the Board, was paid an annual fee of $12,000.  The Chairman of the Board receives an annual fee of $21,000.  Also, each non-employee director, other than the Chairman of the Board, was paid $200 for each committee meeting attended.  The total fees paid to the directors of Eagle for the year ended June 30, 2009, were $107,800.  Eagle has no other director compensation plans or director deferred compensation plans other than the Stock Incentive Plan approved at the annual meeting in 2000, and no director received an award from the Stock Incentive Plan in fiscal year 2009.  Each director of Eagle also serves as a director of American Federal and Eagle Financial MHC.  Directors do not receive additional compensation for their service on the boards of American Federal or Eagle Financial MHC.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Total ($) (h)
Larry A. Dreyer	21,000	21,000
James A. Maierle	14,200	14,200
Thomas J. McCarvel	14,000	14,000
Lynn E. Dickey	14,800	14,800
Don O. Campbell	16,800	16,800
Rick F. Hays	15,000	15,000

____________________

Mr. Johnson’s compensation for his service as director is reported in the Summary Compensation Table.

Executive Compensation

Summary Compensation Table.  The following table sets forth the cash and non-cash compensation awarded to or earned by the Chief Executive Officer, Chief Financial Officer and Chief Lending Officer in each of the last two fiscal years.

2009 and 2008 Summary Compensation Table
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	All Other Compensation ($) (i)(1)	Total ($) (j)
Peter J. Johnson President & CEO	2009 2008	144,000 134,000	21,600 16,080	36,439 29,650	202,039 179,730
Clinton J. Morrison Senior Vice President/ CFO	2009 2008	90,000 84,000	11,250 8,400	26,593 18,794	127,843 111,194
Michael C. Mundt Senior Vice President/ Chief Lending Officer	2009 2008	108,000 103,000	13,518 10,300	26,302 25,635	147,820 138,935

____________________

(1)

For fiscal 2009, Other Compensation for Mr. Johnson consists of employer contribution to profit sharing plan of $9,684, $3,228 for employer 401(k) payments, $3,947 for employer deferred compensation payments, $1,397 for ESOP stock, and $6,183 for various medical and life insurance payments, and $12,000 as compensation for his services as a director.  For fiscal 2009, Other Compensation for Mr. Mundt consists of employer contribution to profit sharing of $7,263, $2,421 for employer 401(k) payments, $7,916 for employer deferred compensation payments, $1,397 for ESOP stock, and $7,305 for various medical and life insurance payments.  For fiscal 2009, Other Compensation for Mr. Morrison consists of employer contribution to profit sharing of $5,972, $1,991 for employer 401(k) payments, $11,419 for employer deferred compensation payments, $1,397 for ESOP stock, and $5,814 for various medical and life insurance payments.

For fiscal 2008, Other Compensation for Mr. Johnson consists of employer contribution to profit sharing of $8,366, $900 for employer 401(k) payments, $4,043 for employer deferred compensation payments, $1,191 for ESOP stock, $7,150 for various medical and life insurance payments, and $8,000 as compensation for his services as a director.  For fiscal 2008, Other Compensation for Mr. Mundt consists of employer contribution to profit sharing of $6,749, $2,250 for employer 401(k) payments, $7,883 for employer deferred compensation payments, $1,191 for ESOP stock, and $7,562 for various medical and life insurance payments.  For fiscal 2008, Other Compensation for Mr. Morrison consists of employer contribution to profit sharing of $4,883, $1,628 for employer 401(k) payments, $5,223 for employer deferred compensation payments, $1,191 for ESOP stock, and $5,869 for various medical and life insurance payments.

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Option Grants in Last Fiscal Year.  There were no options granted in fiscal 2009 to Messrs. Johnson, Morrison or Mundt or any other employees or directors.

Employment Agreements.  On November 3, 2006, American Federal entered into an Employment Agreement with Peter J. Johnson, then its Executive Vice President and Chief Financial Officer of the Bank. It was amended effective July 1, 2007 when Mr. Johnson became President of the Bank.  The Employment Agreement will continue in effect until September 30, 2010, unless extended by the board of directors of the Bank for an additional two-year term.  The amended Employment Agreement provides for an annual base salary of $144,000 per year, which may be increased from time to time (but not reduced). Under the Employment Agreement, Mr. Johnson generally will be entitled to participate in all employee benefit plans including, but not limited to, retirement plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executiv es and key management employees.

The Employment Agreement provides that if Mr. Johnson’s employment is terminated by the Bank for any reason other than for cause, or Mr. Johnson terminates his employment due to either (i) a diminishing of his duties and responsibilities, (ii) a relocation of his place of employment by more than 50 miles, (iii) the liquidation or dissolution of the Bank, or (iv) any breach of the Agreement by the Bank, he will be entitled to receive certain payments from the Bank. These payments will be a sum equal to the payments due to Mr. Johnson for the remaining term of the Employment Agreement, including base salary, bonuses, and any other cash or deferred compensation paid or to be paid (including the value of employer contributions that would have been made on his behalf over the remaining term of the agreement to any tax-qualified retirement plan), subject to certain restrictions.

The Employment Agreement contains provisions requiring non-disclosure of confidential information regarding the business and activities of the Bank and contains provisions restricting Mr. Johnson’s ability to compete with the Bank for a one-year term after termination of his employment due to any Event of Termination.

Non-Contributory Profit Sharing Plan.  Neither Eagle nor American Federal has a pension plan for employees.  Instead, the Bank has established a non-contributory profit sharing plan for eligible employees who have completed one year of service with American Federal.  The non-contributory plan enables American Federal to contribute up to 15% of qualified salaries each year.  Typically 6% is contributed.  The percentage amount of the contribution is determined by the board of directors each year and is based primarily on profitability for the past year.  For the year ended June 30, 2009, the Board authorized profit sharing contributions to Mr. Johnson of $9,684, to Mr. Mundt of $7,263 and to Mr. Morrison of $5,972, and total contribution expense was $181,590 for the year ended June 30, 2009.

The Non-Contributory Profit Sharing Plan also allows employees to make contributions to a tax-qualified defined contribution savings plan or an employee owned 401(k) plan.  Employees can contribute a portion of their salaries, (up to a maximum of $16,500 for calendar 2009), to a 401(k) plan.  Eagle’s Board has the authority to match up to a maximum of 50% of an employee’s contribution provided that the matching amount does not exceed 2.0% of such employee compensation.  For the year ended June 30, 2009, the Bank contributed $3,228, $2,421 and $1,991 to Mr. Johnson’s, Mr. Mundt’s and Mr. Morrison’s 401(k) programs, respectively, and $47,227 in total expense to the 401(k) program.

Salary Continuation Agreement.  Another benefit offered by American Federal is a program to increase overall retirement benefits for employees to levels which more closely approximate those in comparable businesses.  American Federal consulted with independent compensation consultants and developed a plan to supplement retirement benefits.  The plan American Federal adopted covers seven of its senior officers, including Messrs. Johnson, Morrison and Mundt, two senior vice presidents and two vice presidents.  Mr. Morrison was added to the plan in the 2008 fiscal year.  It is a non-qualified retirement plan which is designated the American Federal Savings Bank Salary Continuation Agreement (the “Salary Continuation Agreement”).  Under the Salary Continuation Agreement, each officer receives a fixed retirement benefit based on his or her years of service with American Federal.  The Bank maintains ins urance policies whose proceeds will reimburse the Bank for the payment of benefits under this plan.  It also provides for partial payments in the event of early retirement, death or disability.  In Mr. Johnson’s case, if he retires at age 65, the Salary

Continuation Agreement provides for a lump sum payment of $151,800, or an annual payment for life of $16,500.  In Mr. Mundt’s case, if he retires at age 65, the Salary Continuation Agreement provides for a lump sum payment of $230,000, or an annual payment for life of $25,000.  In Mr. Morrison’s case, if he retires at age 65, the Salary Continuation Agreement provides for a lump sum payment of $706,000, or an annual payment for life of $65,500.  American Federal has purchased life insurance contracts for each covered executive to fund the payments.  American Federal Savings Bank recognizes expenses to maintain the plan.  For the year ended June 30, 2009, the total expenses were $101,952.

Split-Dollar Benefit Plan.  The Bank has entered into agreements with three insurance companies for the purpose of establishing a split-dollar benefit plan.   The Bank purchased life insurance policies on thirteen officers of the Bank, including the Bank’s five executive officers.  The plan provides for the officers to receive life insurance benefits ranging from $50,000 to $75,000, provided they meet the eligibility requirements of the plan.  The remainder of the life insurance benefits accrues to the Bank.

Bonus Plan.  American Federal also provides a discretionary bonus program (“Bonus Program”) for all eligible employees.  The Bonus Program is based on the after-tax net profitability of American Federal and is linked specifically to the Bank’s return on assets.  In the case of non-officer employees, bonus amounts are based on salary levels.  Under the Bonus Program, the Bank’s return on assets for the period from January through October is used to determine the bonus levels of Bank officers.  Officers’ bonuses are directly linked to the return on assets.  For example, if American Federal Savings Bank produces a return on assets of .90%, then each officer would receive a bonus of 9% of annual base salary.  Executive officers’ bonuses are generally based on a formula of 1.25 times the Bank’s return on assets (using the above example of a return on assets of .90%, executive o fficer bonuses would be 11.25% of annual salary, or 1.25 times 9)*.  For the year ended June 30, 2009 American Federal Savings Bank paid total bonuses of $226,911. Mr. Johnson’s bonus was $21,600, Mr. Mundt’s bonus was $13,518 and Mr. Morrison’s bonus was $11,250.

Employee Stock Ownership Plan.  In connection with its reorganization to the mutual holding company form of organization, the Bank established the ESOP for employees age 21 or older who have at least one year of credited service with the Bank.

As of June 30, 2009, the ESOP held 4,606 shares of Common Stock that have not been allocated to Plan participants.  These shares represent shares purchased by the ESOP in the initial stock offering.  Shares of Common Stock purchased by the ESOP were funded by funds borrowed from Eagle.  Shares purchased in the initial offering by the ESOP will be allocated to participants’ accounts over ten years.  As of June 30, 2009, the Plan maintains 38,156 shares that have been allocated to Plan participants.  A total of 42,762 shares are held in the Plan.

The ESOP is administered by an unaffiliated corporate trustee in conjunction with the ESOP Committee of the Bank.  The ESOP trustee must vote all allocated shares held by the ESOP in accordance with the instructions of participating employees.  Shares for which employees do not give instructions will be voted by the ESOP trustee.

GAAP requires that any third party borrowing by the ESOP be reflected as a liability on Eagle’s statement of financial condition.  Since the ESOP is borrowing from Eagle, such obligation is eliminated in consolidation.  However, the cost of unallocated shares is treated as a reduction of shareholders’ equity.

Contributions to the ESOP and shares released from the suspense account are allocated among ESOP participants on the basis of participants’ compensation as it relates to total participant compensation.  Employees are fully vested upon completion of six years of service.  Benefits may be payable upon retirement, early retirement, disability, death or separation from service.

The ESOP is subject to the requirements of ERISA and regulations of the IRS and the United States Department of Labor.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by the named executive officers at the end of fiscal 2009, which ended on June 30, 2009.

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* The President/CEO’s bonus is generally based on a formula of 1.5 times the Bank’s return on assets.

CERTAIN TRANSACTIONS

No directors, director nominees, executive officers or immediate family members of such individuals were engaged in transactions with Eagle, American Federal or any subsidiary involving more than $120,000 (other than through a loan) during the fiscal years ended June 30, 2007, June 30, 2008 and June 30, 2009.  Furthermore, Eagle has no “interlocking” relationships in which any executive officer is a member of the board of directors of another entity, one of whose executive officers are a member of American Federal’s board of directors.

American Federal has followed the policy of offering residential mortgage loans for the financing of personal residences, and consumer loans to its officers, directors and employees.  Loans are made in the ordinary course of business.  They are also made on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons.  These loans do not include more than the normal risk of collectibility or present other unfavorable features.  As of June 30, 2009, the aggregate principal balance of loans outstanding to all directors, executive officers and immediate family members of such individuals, and companies in which they are principals was approximately $1,761,000.  Further information regarding transactions with related parties may be found in Note 15 of the Company’s audited financial statements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCES

To the knowledge of the Board and based upon a review of Forms 3 and 4 and amendments thereto furnished to Eagle pursuant to Rule 16a-3(e) during the fiscal year ended June 30, 2009, no person who is a director, officer or beneficial owner of 10% of the Common Stock failed to file on a timely basis, the reports required by Section 16(a) of the Securities Exchange Act.

PROPOSAL II - RATIFICATION OF APPOINTMENT

OF INDEPENDENT AUDITORS

The firm of Davis Kinard & Co., P.C. (“Davis Kinard”), Certified Public Accountants, acted as independent auditors for Eagle for the fiscal year ended June 30, 2009.  The Board has determined to appoint Davis Kinard to act as independent auditors for the fiscal year ending June 30, 2010.  A representative of Davis Kinard will be present at the Annual Meeting, and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.  Eagle Financial MHC intends to vote its shares of Common Stock in favor of the ratification of the appointment of Davis Kinard.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DAVIS, KINARD & CO., P.C. AS EAGLE’S INDEPENDENT AUDITORS FOR FISCAL 2010 UNDER THIS PROPOSAL II.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors of Eagle knows of no other matters than those described herein to be brought before the Annual Meeting other than procedural matters incident to the conduct of the Annual Meeting.  If further business is properly presented, the proxy holders will vote proxies, as determined by a majority of the Board of Directors.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Pursuant to the proxy solicitation regulations of the SEC, any shareholder proposal intended for inclusion in Eagle’s Proxy Statement and form of proxy related to Eagle’s 2010 Annual Meeting of stockholders must be received by Eagle by May 15, 2010, pursuant to the proxy solicitation regulations of the Securities and Exchange Commission.  Nothing in this paragraph shall be deemed to require Eagle to include in its Proxy Statement and form of proxy any stockholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at that time.

Eagle’s by-laws provide that in order for a stockholder to make nominations for the election of directors, a stockholder must deliver notice in writing of such nominations to the Secretary not less than 30 nor more than 60 days prior to the date of the Annual Meeting; provided that if less than 31 days’ notice of the Annual Meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the Annual Meeting was mailed to stockholders.  The notice of nominations for election of directors must set forth certain information regarding each nominee for election as a director, including such person’s written consent to being named as a nominee and to serving as a director, if elected, and certain information regarding the stockholder giving such notice.

If a determination is made that an additional candidate is needed for the board, the Nominating Committee will consider candidates properly submitted by Eagle’s stockholders.  Stockholders can submit the names of qualified candidates for director by writing to the Corporate Secretary at Eagle Bancorp, P.O. Box 4999,
Helena, Montana 59604.  The Corporate Secretary must receive a submission not less than 30 days nor more than 60 days prior to the date of Eagle’s proxy materials for the preceding year’s annual meeting.  A stockholder’s submission must be in writing and include the following information:

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the name and address of the stockholder as they appear on Eagle’s books, and the number of shares of Eagle’s common stock that are beneficially owned by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

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the name, address and contact information for the candidate, and the number of shares of common stock of Eagle that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s ownership should be provided);

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a statement of the candidate’s business and educational experience and involvement in community, business and civic affairs;

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such other information regarding the candidate as would be required to be included in Eagle’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

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a statement detailing any relationship between the candidate and Eagle, the Bank and any subsidiaries of the Bank;

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a statement detailing any relationship between the candidate and any customer, supplier or competitor of Eagle and the Bank;

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detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

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a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Stockholder submissions that are received and that meet the criteria outlined above will be forwarded to the Chair of the Nominating Committee for further review and consideration.

Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly.  If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.  However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

By Order of the Board of Directors

Peter J. Johnson
President and CEO

Helena, Montana

September 21, 2009

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☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY EAGLE BANCORP

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF EAGLE BANCORP TO
BE USED AT THE ANNUAL MEETING OF
STOCKHOLDERS ON OCTOBER 22, 2009

The undersigned being a stockholder of Eagle Bancorp hereby appoints Larry A. Dreyer and Lynn E. Dickey, or each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders to be held at 11:00 a.m., Montana Time, on October 22, 2009, at 1400 Prospect Avenue, Helena, Montana 59601, and any adjournments thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

For	With- hold	For All Except
0	0	0

1. Election of two directors for three

year terms each.

Nominees: James A. Maierle and Thomas J. McCarvel

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

For	Against	Abstain
0	0	0

2. Ratification of the appointment

of Davis, Kinard & Co., P.C. as
Eagle Bancorp’s independent
auditors for the fiscal year ending
June 30, 2010

PLEASE CHECK BOX IF YOU PLAN TO ATTEND   0

THE MEETING.

In their discretion the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

If signed and returned this proxy will be voted as directed or, if no direction is given, will be voted FOR the nominees under PROPOSAL I and FOR the auditors under PROPOSAL II.

▲ Detach above card, sign, date and mail in postage paid envelope provided. ▲

EAGLE BANCORP

Please date this Revocable Proxy and sign, exactly as your name(s) appears on your stock certificate. If signing as a fiduciary, please give your full title.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on this Revocable Proxy. If it is inaccurate, please include your correct address below.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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